Exhibit 10.1
AMENDMENT TO LOAN DOCUMENTS
     THIS AMENDMENT to Loan Documents (this “Amendment”) is entered into as of May 27, 2009 by and between SILICON VALLEY BANK, a California corporation (“Bank”), and ENDOCARE, INC., a Delaware corporation (“Borrower”), whose chief executive office is located at 201 Technology Drive, Irvine, California 92618.
Recitals
     A. Borrower and Bank are parties to that certain Loan and Security Agreement, with an Effective Date of October 26, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Amendment to Loan Documents.
          2.1 Modified Early Termination Fee. Section 4.2 of the Loan Agreement that currently reads as follows:
4.2 Early Termination of this Agreement. This Agreement may be terminated prior to the Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(c). Notwithstanding any such termination, Bank’s liens and security interests in the Collateral shall continue until Borrower pays in full in cash, and otherwise performs in full, its Obligations. If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to one percent (1.00%) of the Maximum Revolver Amount; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.
is hereby amended in its entirety to read as follows:
4.2 Early Termination of this Agreement. This Agreement may be terminated prior to the Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(c). Notwithstanding any such termination, Bank’s liens and security interests in the Collateral shall continue until Borrower pays in full in cash, and otherwise performs in full, its Obligations. If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to two percent (2.00%) of the Maximum Revolver Amount; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.
          2.2 Replace Tangible Net Worth Financial Covenant With Maximum Net Loss Financial Covenant. Section 6.9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
6.9 Financial Covenants. Endocare shall maintain at all times, compliance to be determined as of the last day of each month (unless otherwise expressly noted below), on a consolidated basis with respect to Endocare and its Subsidiaries, the following financial covenant:
     (a) Maximum Net Losses. Not suffer any net loss in excess of the following amounts (dollar amounts in brackets (< $ >) are negative amounts signifying losses) for the following periods:
          (i) <$1,100,000> for the one-month period ending April 30, 2009;
          (ii) <$1,850,000> for the two-month period ending May 31, 2009; and

          (iii) <$2,250,000> for the three-month period ending June 30, 2009.
          2.3 Extension of Maturity Date. The definition of “Maturity Date” set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
          “Maturity Date” is August 27, 2009.
          2.4 Modified Maximum Revolver Amount. The definition of “Maximum Revolver Amount” set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
          “Maximum Revolver Amount” means $5,000,000.
     3. Limitation of Amendments.
          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, as amended hereby (as applicable), are hereby ratified and confirmed and shall remain in full force and effect.
     4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;
          4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated (except for the amendment thereof attached as Exhibit 3.1 to the Form 8-K filed by Borrower with the S.E.C. on August 21, 2007) and, as so amended, are and continue to be in full force and effect;

          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, have been duly authorized;
          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Fee. In consideration for Bank entering into this Amendment, Borrower shall pay Bank a fee of $25,000.00 concurrently with the execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge said fee to Borrower’s loan account.
     6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     7. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.
[Signature page follows.]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK			BORROWER

Silicon Valley Bank			Endocare, Inc.

By:	/s/ Kurt Miklinski		By:	/s/ Michael R. Rodriguez

	Name:	Kurt Miklinski		Name:	Michael R. Rodriguez
	Title:	Vice President		Title:	Chief Financial Officer
Signature Page